     As filed with the Securities and Exchange Commission on June 13, 2002.

                                                      REGISTRATION NO. 333-72260

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                 AMENDMENT NO. 4
                                       TO
                                    FORM SB-2

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               -------------------

                              BUYENERGY CORPORATION
                 (Name of Small Business Issuer in its Charter)

            Nevada                    6770                   59-3731472
         ------------           -----------------          ---------------
(STATE OR JURISDICTION OF       (PRIMARY STANDARD           (IRS EMPLOYER
    INCORPORATION OR        INDUSTRIAL CLASSIFICATION    IDENTIFICATION NUMBER)
      ORGANIZATION)                CODE NUMBER)


                          5633 Strand Blvd., Suite 313
                              Naples, Florida 34110
                                 (941) 598-9322
          (Address And Telephone Number of Principal Executive Offices)

               5633 Strand Blvd., Suite 313, Naples, Florida 34110
(Address of Principal Place Of Business Or Intended Principal Place of Business)

                               -------------------

                                RICHARD S. HELLER
                             SHUSTAK JALIL & HELLER
                               545 Madison Avenue
                            New York, New York 10022
                                 (212) 688-5900
           (Name , Address And Telephone Number of Agent For Service)

                               -------------------

                          COPIES OF COMMUNICATIONS TO:
                              BUYENERGY CORPORATION
                          5633 STRAND BLVD., SUITE 313
                              NAPLES, FLORIDA 34110
                          TELEPHONE NO: (941) 598-9322
                          FACSIMILE NO: (941) 598-9323

         Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering. [ ]

         If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                   SUBJECT TO COMPLETION, DATED JUNE 13, 2002

                                              INITIAL PUBLIC OFFERING PROSPECTUS

                              BUYENERGY CORPORATION

               150,000 SHARES OF COMMON STOCK TO BE OFFERED BY US
                                 $0.90 PER SHARE


         BUYENERGY CORPORATION is a blank check company organized in the State of Nevada to pursue a business combination in the natural resource industry. We are regulated by Rule 419 of Regulation C of the Securities Act of 1933, as amended.


[sidebar]

  Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any State.

[end sidebar]

         We are offering the 150,000 shares through the use of a professional underwriter, Galleon Merchant Banking, Inc on a "best efforts", no minimum basis. We will pay commissions on stock sales made by our underwriter of $0.081 per share, plus expenses of $0.027 per share. Wachovia Bank, National Association shall act as our escrow agent to receive the proceeds of the offering.

         This offering will expire 90 days from the date of this prospectus. The offering may be extended for an additional 90 days at our sole election. This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering.

                               -------------------

         THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                               -------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               -------------------

                              OFFERING INFORMATION

          Per Share          Total Price     Underwriting Discounts    Proceeds
          Price to Public    to Public       and Commissions(1)

Company   $0.90              $135,000                 $16,200          $118,800
Total     $0.90              $135,000                 $16,200          $118,800

(1) Includes a 3% re-allowance for expenses including, legal fees, blue sky, disbursements and mailing fees of the offering.

                         GALLEON MERCHANT BANKING, INC.

                   The date of this prospectus in June   , 2002.

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY...............................................................................................3
LIMITED STATE REGISTRATION.......................................................................................3
SUMMARY FINANCIAL INFORMATION....................................................................................3
RISK FACTORS.....................................................................................................4
    You may not have access to your funds for up to 18 months
    from the date the this prospectus; if returned you will not get interest on your funds.......................4
    If a sufficient number of investors do not reconfirm their investment, the business combination will not be closed and you will not be issued your securities................................................4
    Management does not devote his full time to the Company and we may end up missing a target opportunity..................................................................................................4
YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419............................................................4
DILUTION.........................................................................................................8
USE OF PROCEEDS..................................................................................................9
CAPITALIZATION..................................................................................................11
PROPOSED BUSINESS...............................................................................................11
PLAN OF OPERATION...............................................................................................15
RELATED PARTY TRANSACTIONS......................................................................................16
DESCRIPTION OF CAPITAL STOCK....................................................................................17
SHARES ELIGIBLE FOR FUTURE SALE.................................................................................19
UNDERWRITING....................................................................................................19
     Plan of Distribution.......................................................................................19
MANAGEMENT......................................................................................................21
PRINCIPAL SHAREHOLDERS..........................................................................................22
CERTAIN TRANSACTIONS............................................................................................23
WHERE CAN YOU FIND MORE INFORMATION?............................................................................24
MARKET FOR OUR COMMON STOCK.....................................................................................24
DIVIDEND POLICY.................................................................................................25
REPORTS TO STOCKHOLDERS.........................................................................................25
LEGAL PROCEEDINGS...............................................................................................25
LEGAL MATTERS...................................................................................................25
EXPERTS.........................................................................................................25
FINANCIAL STATEMENTS...........................................................................................F-1

                               PROSPECTUS SUMMARY

         We are a blank check company subject to Rule 419. We were organized as a vehicle to acquire or merge with a business or company operating in the natural resource industry. We have no present plans, proposals, agreements, arrangements or understandings to acquire or merge with any specific business or assets or company. We have not identified any specific business or company for investigation and evaluation for a merger with us.

         Since our organization, our activities have been limited to the sale of initial shares for our organization and our preparation in producing a registration statement and prospectus for our initial public offering. We will not engage in any substantive commercial business following the offering. We maintain our office at 5633 Strand Blvd., Suite 313, Naples, Florida 34110. Our phone number is (941) 598-9322.

                                  THE OFFERING

Common stock offered by us......................................150,000 shares

Common Stock outstanding
         Before the offering ...................................190,000 shares
         After the offering ....................................340,000 shares

                           LIMITED STATE REGISTRATION

         Initially, our securities may be sold in New York State only pursuant to a registration filing in the State of New York. Therefore, you may only resell your shares in New York State.

                          SUMMARY FINANCIAL INFORMATION

         The table below contains certain summary historical financial data for us. The historical financial data for the period ended March 31, 2002 has been derived from our audited financial statements appearing elsewhere in this prospectus and should be read in conjunction with those financial statements and notes thereto.

                                                  For the Period July 11, 2001
                                                  (inception) to March 31, 2002
                                                  -----------------------------
INCOME STATEMENT:
Net Sales                                                $    -0-
Net Income before extraordinary items                    $(27,019)
Net Income                                               $(27,019)


BALANCE SHEET (AT END OF PERIOD):
Cash                                                     $    131
Total Assets                                             $    131
Total Assets less deferred research and
   development charges and excess of
   cost of assets acquired over book value               $    131
Total Indebtedness                                       $    150


Total Shareholders Equity
  (Net Assets)                                           $ (8,019)

PER SHARE(1):
Income per common share before
   Extraordinary items                                   $(0.1422)
Extraordinary items                                      $    -0-
Net Income per common share (at end of period)           $(0.1422)
Net Income per share on a fully dilated basis            $(0.1422)


(1) Number of shares of common stock outstanding during period was 190,000.

EXPIRATION DATE

         This offering will expire 90 days from the date of this prospectus. The offering may be extended for an additional 90 days at our sole election.

                                  RISK FACTORS

YOU MAY NOT HAVE ACCESS TO YOUR FUNDS FOR UP TO 18 MONTHS FROM THE DATE OF THIS PROSPECTUS; IF RETURNED YOU WILL NOT GET INTEREST ON YOUR FUNDS.

         If we are unable to locate an acquisition candidate meeting these acquisition criteria, you will have to wait 18 months from the date of this prospectus before a proportionate portion of your funds are returned, without interest. You will be offered return of your proportionate portion of the funds held in escrow upon the reconfirmation offering required to be conducted upon execution of an agreement to acquire an acquisition candidate which represents 80% of the maximum offering proceeds.

IF A SUFFICIENT NUMBER OF INVESTORS DO NOT RECONFIRM THEIR INVESTMENT, THE BUSINESS COMBINATION WILL NOT BE CLOSED AND YOU WILL NOT BE ISSUED YOUR SECURITIES.

         A business combination with an acquisition candidate cannot be closed unless, for the reconfirmation offering required by Rule 419, we can successfully convince you and a sufficient number of investors to elect to reconfirm your investments. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investment, the business combination will not be closed. In such event, none of the securities held in escrow will be issued and the funds will be returned promptly to you on a proportionate basis.

MANAGEMENT DOES NOT DEVOTE HIS FULL TIME TO THE COMPANY AND WE MAY END UP MISSING A TARGET OPPORTUNITY.

         Michael Pilgrim, our sole director and officer, is or may become, in his individual capacity, an officer, director, controlling shareholder and/or partner of other entities engaged in a variety of businesses. Mr. Pilgrim is engaged in business activities outside of us, and the amount of time he will devote to our business will only be about five (5) to twenty (20) hours per month. There exist potential conflicts of interest including allocation of time between us and such other business entities.

         We will not purchase the assets of any company which is beneficially owned by our officer and director, or any of our promoters, affiliates or associates.

              YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

         Rule 419 requires that offering proceeds, after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account governed by an agreement which contains certain terms and provisions specified by Rule 419. Under Rule 419, the funds will be released to us and the securities will be released to you only after we have met the following three basic conditions:

         o First, we must execute an agreement for an acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances, if any.

         o Second, we must file a post-effective amendment to the registration statement which includes the results of this offering including, but not limited to, the gross offering proceeds raised to date, the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if any, amounts disbursed to us and amounts remaining in the escrow account. In addition, we must disclose the specific amount, use and appropriation of funds dispersed to us to date, including, payments to officers, directors, controlling shareholders or affiliates, specifying the amounts and purposes of these payments, and the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate and business, including audited financial statements.

         o Third, we will mail to each investor within five business days of a post-effective amendment, a copy of the prospectus contained therein.

         After we submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is closed, the escrow agent can release the funds and securities.


         Accordingly, we have entered into an escrow agreement with Wachovia Bank, National Association which provides that:


         o The proceeds are to be deposited into the escrow account maintained by the escrow agent promptly upon receipt. While Rule 419 permits 10% of the funds to be released to us prior to the reconfirmation offering, we do not intend to release these funds. The funds and any dividends or interest thereon, if any, are to be held for the sole benefit of the investor and can only be invested in bank deposit, money market mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government.

         o All securities issued in the offering and any other securities issued with respect to such securities, including securities issued as a stock split, stock dividend or similar issuance, are to be deposited directly into the escrow account promptly upon issuance. Your name must be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued, and are to be held for your sole benefit. You retain the voting rights, if any, to the securities held in your name. The securities held in the escrow account may neither be transferred or disposed of nor any interest created in them other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.

         o Warrants, convertible securities or other derivative securities relating to securities held in the escrow account may be exercised or converted in accordance with their terms, provided however, that the securities received upon exercise or conversion, together with any cash or other consideration paid for the exercise or conversion, are to be promptly deposited into the escrow account.

Prescribed Acquisition Criteria

         Rule 419 requires that, before the funds and the securities can be released, we must first execute an agreement to acquire a candidate meeting certain specified criteria. The agreement must provide for the acquisition of a business or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds. The agreement must include, as a precondition to its closing, a requirement that a sufficient number of investors must elect to reconfirm their investment. For purposes of the offering, the fair value of the business or assets to be acquired must be at least $108,000 (80% of $135,000).

Post-Effective Amendment

         Once the agreement governing the acquisition of a business meeting the required criteria has been executed, Rule 419 requires us to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate and their business, including audited financial statements, the results of this offering and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the funds and securities can be released from escrow.

Reconfirmation Offering

         The reconfirmation offer must commence after the effective date of the post-effective amendment. Under Rule 419, the terms of the reconfirmation offer must include the following conditions:

         o The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within 5 business days after the effective date of the post-effective amendment.

              o Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

              o If we do not receive written notification from any investor within 45 business days following the effective date, the proportionate portion of the funds and any related interest or dividends held in the escrow account on such investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

              o The acquisition will be closed only if a sufficient number of investors elect to reconfirm their investment.

              o If a closed acquisition has not occurred by __________, 2003 (18 months from the date of this prospectus), the funds held in the escrow account shall be returned to all investors on a proportionate basis within 5 business days by first class mail or other equally prompt means.

Release of Securities and Funds

         The funds will be released to us, and the securities will be released to you, only after:

         o The escrow agent has received a signed representation from us and any other evidence acceptable by the escrow agent that:

              o We have executed an agreement for the acquisition of an acquisition candidate for which the fair market value of the business represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment.

              o    The post-effective amendment has been declared effective.

              o We have satisfied all of the prescribed conditions of the reconfirmation offer.

              o The closing of the acquisition of the business with a fair value of at least 80% of the maximum proceeds has occurred.

                                    DILUTION

         The difference between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of shares of common stock outstanding.


         As of March 31, 2002, our net tangible book value was $(8,019) or $(0.042) per share of common stock. Net tangible book value represents the amount of our total assets, less any intangible assets and total liabilities. After giving effect to the sale of the 150,000 shares of common stock offered through this prospectus (at an initial public offering price of $0.90 per share, and after deducting estimated expenses of the offering), our adjusted pro forma net tangible book value as of March 31, 2002 would have been $(17,560) or $(0.085) per share if 10% of the offering was sold, $29,960 or $0.113 per share if 50% of the offering was sold, and $89,360 or $0.263 per share if 100% of the offering was sold. This represents an immediate increase in net tangible book value of ($0.043) per share if 10% of the offering is sold, $0.155 per share if 50% of the offering is sold and $0.305 if 100% of the offering is sold to existing shareholders and an immediate dilution of $0.985 per share if 10% of the offering is sold, $0.745 per share if 50% of the offering is sold and $0.637 per share if 100% of the offering is sold to investors in this offering. The following table illustrates this per share dilution:

                                                            If 10% of the          If 50% of the       If 100% of the
                                                           Offering is Sold       Offering is Sold    Offering is Sold
                                                           ----------------       ----------------    ----------------
Public offering price per share                                 $  0.90               $ 0.90             $ 0.90
Net tangible book value per share before offering               $(0.042)             $(0.042)           $(0.042)
Pro-forma net tangible book value per share after offering      $(0.085)             $ 0.113            $ 0.263
Increase per share attributable to new investors                $(0.043)             $ 0.155            $ 0.305
Pro-forma dilution per share to new investors                   $ 0.985              $ 0.787            $ 0.637


Number of           Money Received            Net Tangible
Shares Before       For Shares                Book Value Per
Offering            Before Offering           Share Before Offering
--------            ---------------           ---------------------
190,000              $19,000                  $(0.042)


Total Number of Shares                   Total Amount of Money Received
After Offering                           For Shares in this Offering
--------------------------------------   --------------------------------------
If 10% Sold  If 50% Sold  If 100% Sold   If 10% Sold  If 50% Sold  If 100% Sold
-----------  -----------  ------------   -----------  -----------  ------------
205,000      265,000      340,000        $13,500      $67,500      $135,000


Pro-Forma Net Tangible Book                                                        Pro-Forma
Value Per Share After                    Net Tangible Book Value Per               Increase Per Share Attributed To
Offering                                 Share Before Offering                     Shares Offered Hereby
--------------------------------------   ---------------------------------------   --------------------------------
If 10% Sold  If 50% Sold  If 100% Sold                                             If 10% Sold  If 50% Sold  If 100% Sold
-----------  -----------  ------------                                             -----------  -----------  ------------
  $(0.085)     $0.113       $0.263                     $(0.042)                      ($0.043)     $0.155        $0.305

Public Offering                     Pro-Forma Dilution to Public
Price Per Share                           (Your Dilution)
-------------------------  -----------------------------------------------
                           If 10% Sold      If 50% Sold       If 100% Sold
                           -----------      -----------       ------------
        $0.90                 $0.985           $0.787            $0.637


As of the date of this prospectus, the following table sets forth the percentage of equity to be purchased by investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the investors in this offering as compared to the total consideration paid by our present stockholders.


---------------------------------------------------------------------------------------------------------------------------------
Shareholder/              Shares Purchased                      Percentage of Equity                    Total Consideration
Price Per Share  If 10% Sold If 50% Sold If 100% Sold  If 10% Sold If 50% Sold If 100% Sold  If 10% Sold If 50% Sold If 100% Sold
---------------  ----------- ----------- ------------  ----------- ----------- ------------  ----------- ----------- ------------
New Investors/      15,000     75,000       150,000         7%            28%        44%        $13,500     $67,500     $135,000
$.90 pershare
--------------------------------------------------------------------------------------------------------------------------------
Existing
shareholders/
$.10 per share      90,000     90,000        90,000        93%            34%        26%         $9,000      $9,000       $9,000
--------------------------------------------------------------------------------------------------------------------------------
Officers,
directors,
promoters
and affiliated
persons /
$.10 per share     100,000    100,000       100,000         49%           38%        39%        $10,000    $10,000       $10,000
--------------------------------------------------------------------------------------------------------------------------------

                                 USE OF PROCEEDS

         The gross proceeds of this offering will be $135,000. While Rule 419, prior to the reconfirmation of the offering, permits 10% of the funds remaining after payment of underwriter commissions, underwriter expenses and dealer allowances of $16,200 or ($11,880) to be released from escrow to us, we do not intend to request release of these funds. This offering is being sold on a first come, first served basis. If subscriptions exceed the amount being offered, these excess subscriptions will be promptly refunded without deductions for commissions or expenses. Accordingly, we will receive these funds in the event a business combination is closed in accordance with Rule 419.

         Under Rule 419, after the reconfirmation offering and the closing of the business combination, and assuming the successful completion of this offering, $118,800, plus any dividends received, but less any amount returned to investors who did not reconfirm their investment under Rule 419, will be released to us.


                             If 10% of the           If 50% of the             If 100% of the
                             Offering is Sold        Offering is Sold          Offering is Sold
                             ---------------------   -----------------------   ----------------------
                             Amount      Percent     Amount        Percent     Amount        Percent
                             ------      -------     ------        -------     ------        -------
Offering Expenses(1)         $11,880.00    88%(2)    $21,421.24       32%      $21,421.24      16%
Underwriter Commissions
     and Reallowances        $ 1,620.00    12%       $ 8,100.00       12%      $16,200.00      12%
Working Capital(3)           $      .00     0%       $37,978.76       56%      $97,378.76      72%
                             ------      -------     ------        -------     ------        -------
Total(4)                     $13,500.00    100%      $ 67,500.00     100%      $135,000.00    100%

(1) Offering costs include filing, printing, legal, accounting, transfer agent and escrow agent fees.

(2) If only 10% of the offering is sold, $11,880 of the offering proceeds will cover our expenses and the remaining $9,541.24 of expenses will be paid by management. Such payment shall not be reimbursed to management.

(3) The entire amount of proceeds for working capital will be given to the acquisition candidate to use as they see fit.

(4) All offering proceeds will be held in escrow pending a business combination. We will not request a release of 10% of these funds under Rule 419.

         No compensation will be paid to Michael Pilgrim, our sole officer and director, prior to or after a business combination is closed. During 2002 Mr. Pilgrim made loans to us totaling $8,150. Mr. Pilgrim has agreed not to seek repayment of these loans out of the proceeds of this offering. In addition, Mr. Pilgrim will not be repaid for any expenses incurred in connection with this offering.

         The proceeds received in this offering will be put into the escrow account pending closing of a business combination and reconfirmation. Such funds will be in an insured depository institution account in either a certificate of deposit, interest bearing savings account or in short term government securities as placed by the Wachovia Bank, National Association.

                                 CAPITALIZATION


         The following table sets forth our capitalization as of March 31, 2002.


                                                        Actual
                                                        ------
Long-term debt                                            --
Stockholders'equity:
  Common stock, $.001 par value;
  authorized 50,000,000 shares,
  issued and outstanding
  190,000 shares                                          190


Additional paid-in capital                             18,810
Deficit accumulated during the
development period                                    (27,019)
Total stockholders equity                              (8,019)
Total Capitalization                                   (8,019)


                                PROPOSED BUSINESS

History and Organization

         We were organized under the laws of the State of Nevada on July 12, 2001. Since inception, our primary activity has been directed to organizational efforts and obtaining initial financing. We were formed as a vehicle to pursue a business combination in the natural resource industry. We have no engaged in any preliminary efforts intended to identify possible business combination and have neither conducted negotiations concerning nor entered into a letter of intent concerning any such acquisition candidate.

         Our initial public offering will comprise 150,000 shares of common stock at a purchase price of $.90 per share.

         We are filing this registration statement in order to initiate a public offering for our securities.

Operations

         We were organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warrants, engage in business combinations presented to us by persons or firms who or which desire to employ our funds in their business or who seek the perceived advantages of a publicly-held corporation. Our principal business objective will be to seek long-term growth potential in a business combination in the natural resource industry rather than to pursue immediate, short-term earnings.

         We do not currently engage in any business activities that provide any cash flow. The costs of identifying, investigating, and analyzing business combinations will be paid with money loaned by management. Persons purchasing shares in this offering and other shareholders will most likely not have the opportunity to participate in any of these decisions. Our proposed business is sometimes referred to as a "blank check" company because you will entrust your investment money to our management before they have a chance to analyze any ultimate use to which this money may be put. Although substantially all of the funds of this offering are intended to be utilized generally to close a business combination, such proceeds are not otherwise being designated for any specific purposes. Under Rule 419, as a prospective investor you will have an opportunity to evaluate the specific merits or risks of only the business combination that management decides to enter into. Cost overruns may be borne by management.

         We may seek a business combination in the natural resource industry in the form of firms which:

         o    Involved in oil and gas or mining or timber activities
         o    Have recently commenced operations
         o    Are developing companies in need of additional funds for expansion
         o Are seeking to develop a new production of oil and natural gas and/or mining operations
         o Are established businesses which may be experiencing financial or operating difficulties and are in need of additional capital

         A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for our shares, while avoiding what they may deem to be adverse consequences of undertaking a public offering itself, such as:

         o    Time delays
         o    Significant expense
         o    Loss of voting control
         o    Compliance with various federal and state securities laws

         We will not acquire a candidate unless the fair value of the acquisition candidate represents 80% of the maximum offering proceeds. To determine the fair market value of an acquisition candidate, our management will examine the audited financial statements, including balance sheets and statements of cash flow and stockholders' equity, focusing attention on assets, liabilities, sales and net worth. If we determine that the financial statements of a proposed acquisition candidate do not clearly indicate that the fair market value has been satisfied, we will obtain an opinion from an investment banking firm which is a member of National Association of Securities Dealers, Inc. to the satisfaction of such criteria.

         Based upon the probable desire on the part of the owners of acquisition candidates to assume voting control over us in order to avoid tax consequences or to have complete authority to manage the business, we will combine with just one acquisition candidate. This lack of diversification should be considered a substantial risk in investing in us because we will not permit us to offset potential losses from one venture against gains from another.

         Our officers and directors have had no preliminary contact or discussions with any representative of any other entity regarding a business combination. Accordingly, any acquisition candidate that is selected may be a financially unstable company or an entity in an early stage of development or growth, including entities without established records of sales or earnings. Accordingly, we may become subjected to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in the natural resource industry which is an industry characterized by a high level of risk. Although management will endeavor to evaluate the risks inherent in an acquisition candidate, there can be no assurance that we will properly ascertain or assess all significant risks.

         We anticipate that the selection of a business combination will be complex and extremely risky. Management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the benefit of a publicly traded corporation because of:

         o    General economic conditions
         o    Shortages of available capital

Such perceived benefit of a publicly traded corporation may include:

         o Facilitating or improving the terms on which additional equity financing may be sought
         o    Providing liquidity for the principals of a business
         o Creating a means for providing incentive stock options or similar benefit to key employees
         o Providing liquidity, subject to restrictions of applicable statutes, for all shareholders.

Evaluation of Business Combinations

         The analysis of business combinations will be undertaken by us under the supervision of our officer and director, who is not a professional business analyst.

         Because we will be subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, we will be required to furnish certain information about significant acquisitions, including audited financial statements for the business acquired, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. In the event our obligation to file periodic reports is suspended under Section 15(d), we intend on voluntarily filing such reports.

         Any business combination will present certain risks. Many of these risks cannot be adequately identified prior to selection, and you must, therefore, depend on the ability of management to identify and evaluate such risks. In the case of some of the potential combinations available to us, it is possible that the promoters of an acquisition candidate have been unable to develop a going concern or that such business activity is in our development stage in that it has not generated significant revenues from its principal business activity prior to our merger or acquisition. There is a risk, even after the closing of a business combination and the related expenditure of our funds, that the combined enterprises will still be unable to become a going concern or advance beyond the development stage. The combination may involve new and untested products, processes, or market strategies which may not succeed. Such risks will be assumed by us and, therefore, our shareholders.

Business Combinations

         In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also purchase stock or assets of an existing business. The manner of the business combination will depend on:

         o    The nature of the acquisition candidate
         o    The respective needs and desires of us and other parties
         o    The management of the acquisition candidate opportunity
         o    The relative negotiating strength of us and such other management

         You should note that any merger or acquisition closed by us can be expected to have a significant dilutive effect on our current shareholders and purchasers in this offering. On the closing of a business combination, the acquisition candidate will have significantly more assets than us; therefore, management plans to offer a controlling interest in us to the acquisition candidate. While the actual terms of a transaction to which we may be a party cannot be predicted, we may expect that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called tax-free treatment under Section 368(a)(1) or 351 of the Internal Revenue Code of 1954. In order to obtain tax-free treatment under the code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, our shareholders, including investors in this offering, would retain less than 20% of the issued and outstanding shares of the surviving entity, which would be likely to result in significant dilution in the equity of such shareholders. Management may choose to comply with these provisions. In addition, our directors and officers may, as part of the terms of the acquisition transaction, resign as directors and officers. Management may retain shares of the common stock (unless those shares, as part of the terms of the acquisition transaction, are sought by an acquisition candidate).

         Management will not actively negotiate or otherwise consent to the purchase of any portion of their common stock as a condition to or for a proposed business combination unless such a purchase is requested by an acquisition candidate as a condition to a merger or acquisition. Our officer and director has agreed to comply with this provision. Management is unaware of any circumstances under which such policy through their own initiative may be changed.

         We anticipate that any securities issued in a reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, we may agree to register such securities either at the time the transaction is closed, under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in our common stock may have a depressive effect on such market.

         If any time prior to the completion of this offering we enter negotiations with a possible merger candidate and such a transaction becomes probable, then this offering will be suspended so that an amendment can be filed which will include financial statements (including balance sheets and statements of cash flow and stockholder's equity) of the proposed target.

         We will not enter into a business combination with any company, which is in any way wholly or partially beneficially owned by our sole officer and director or any our promoters, affiliates or associates. Our sole officer and director has not approached and has not been approached by, any person or entity with regard to any proposed business ventures to us. We will evaluate all possible business combinations brought to us. If at any time a business combination is brought to us by any of our promoters, management, or their affiliates or associates, disclosure as to this fact will be included in the post-effective amendment, thereby allowing the investors the opportunity to fully evaluate the business combination.

         We have adopted a policy that we will not pay a finders' fee to any member of management for locating a merger or acquisition candidate and Mr. Pilgrim does not intend to seek or negotiate for the payment of finder's fees. In the event there is a finder's fee, it will be paid at the direction of the successor management after a change in management control resulting from a business combination.

         We will remain an insignificant player among the firms that engage in business combinations. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than us. In view of our combined limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors. Also, we will be competing with a large number of other small public, blank check companies located throughout the United States.

Finding a Business Combination

         We may decide to advertise our intention to acquire a company in the natural resource industry in the form of ads in legal or other publications. The cost of such advertising will be paid by management.

Employees

         We presently have one part time employee. Our sole officer and director is engaged in business activities outside of us, and the amount of time he will devote to our business will only be between five (5) and twenty (20) hours per month. Upon completion of the public offering, it is anticipated that Mr. Pilgrim will devote the time necessary each month to our affairs until a successful acquisition of a business has been completed.

Facilities

         We are presently using the office of Michael J. Pilgrim, 5633 Strand Blvd., Suite 313, Naples, Florida 34110, (941) 598-9322, at no cost to the Company. Such arrangement is expected to continue after completion of this offering only until a business combination is closed, although there is currently no written agreement between us and Mr. Pilgrim. We presently own no equipment, and do not intend to own any upon completion of this offering.

                                PLAN OF OPERATION


         We are a development stage entity, and have neither engaged in any operations nor generated any revenues to date. Our expenses to date, which have been partially funded by management and partially funded by money raised in a private offering, are $27, 019, including a $536 SEC filing fee paid in 2001.


         We anticipate that until a suitable acquisition candidate is found, substantially all of our expenses will be related to our efforts to identify such a suitable candidate and close the acquisition. We anticipate approximately $25,000 in costs associated with finding a suitable acquisition candidate, which our sole officer and director has agreed to fund directly or through capital contributed by him to us, without imposing on us any obligation to repay such funds or issue additional equity securities to him. Since we do not anticipate having any significant expenses other than those paid for by our sole officer and director, we believe that we will have sufficient funds to satisfy our cash requirements and do not expect to have to raise additional funds during the entire Rule 419 escrow period of up to 18 months from the date of this prospectus. Before the conclusion of this offering, we anticipate our expenses to be limited to accounting fees, legal fees, telephone, mailing, filing fees, occupational license fees, and transfer agent fees.

         We may seek additional financing. At this time we believe that the funds to be provided by our sole director and officer will be sufficient for funding our operations until we find an acquisition and therefore do not expect to issue any additional securities before the closing of a business combination. However, we may issue additional securities, incur debt or procure other types of financing if needed. We have not entered into any agreements, plans or proposals for such financing and as of present have no plans to do so. We will not uses the offering funds as collateral or security for any loan or debt incurred. Further, the offering funds will not be used to pay back any loan or debts incurred by us. If we do require additional financing, this financing may not be available to us, or if available, it may be on terms unacceptable to us.

                           RELATED PARTY TRANSACTIONS

         Our sole officer and director paid $10,000 of legal expenses for us. In exchange, he received 100,000 shares (at $0.10 per share) of our common stock.

         During 2002, Michael Pilgrim, our sole director and officer, advanced to us funds or personally paid for our account certain of our expenses in an aggregate amount of $8,150. While these loans are repayable on demand, Mr. Pilgrim has agreed that he will not seek repayment by us of these loans out of the proceeds of any public offering of our securities. We anticipate that the loans will be repaid as other funds become available to us as a result of our operations after acquiring a suitable acquisition candidate. The loans do not bear interest.

         A conflict of interest may arise between management's personal financial benefit and management's fiduciary duty to you. Any remedy available under the laws of Nevada, if management's fiduciary duties are compromised, will most likely be prohibitively expensive and time consuming.

         Neither our officer, director, promoters and or other affiliates of us, have had any preliminary contact or discussions with any representative of any other company or business regarding the possibility of an acquisition or merger with us.

         We have established a policy that prohibits transactions with or payment of anything of value to any present officer, director, promoter or affiliate or associate or any company that is in any way or in any amount beneficially owned by any of our officer, director, promoter or affiliate or associate.

         Our directors and officers are or may become, in their individual capacities, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses. Mr. Michael J. Pilgrim is engaged in business activities outside of us, and the amount of time he will devote to our business will only be about five (5) to twenty (20) hours each month. There exists potential conflicts of interest including allocation of time between us and such other business entities.

         Management is not aware of any circumstances under which the policies described in this section, or any other section, of this prospectus, through their own initiative, may be changed.

                          DESCRIPTION OF CAPITAL STOCK

----------------------------------------------------------------------------------------------------
   AUTHORIZED CAPITAL STOCK UNDER OUR             SHARES OF CAPITAL STOCK OUTSTANDING
        ARTICLES OF INCORPORATION                            AFTER OFFERING
                                       If 10% is Sold        If 50% is Sold          If 100% is Sold
----------------------------------------------------------------------------------------------------
    50,000,000 shares of common stock      205,000               265,000                340,000
----------------------------------------------------------------------------------------------------

         All significant provisions of our capital stock are summarized in this prospectus. However, the following description is not complete and is governed by applicable Nevada law and our articles of incorporation and bylaws. We have filed copies of these documents as exhibits to the registration statement related to this prospectus.

Common Stock

YOU HAVE VOTING RIGHTS FOR YOUR SHARES.

         You and all other common stockholders may cast one vote for each share held of record on all matters submitted to a vote. You have no cumulative voting rights in the election of director. This means, for example, that if there are three directors up for election, you cannot cast 3 votes for one director and none for the other two director.

YOU HAVE DIVIDEND RIGHTS FOR YOUR SHARES.

         You and all other common stockholders are entitled to receive dividends and other distributions when declared by our board of director out of the assets and funds available, based upon your percentage ownership of us. Nevada law prohibits the payment of any dividends where, after payment of the dividend, we would be unable to pay our debts as they come due in the usual course of business or our total assets would be less than the sum of our total liabilities plus any amounts the law requires to be set aside. We will not pay dividends. You should not expect to receive any dividends on shares in the near future, even after a merger. This investment is inappropriate for you if you need dividend income from an investment in shares.

YOU HAVE RIGHTS IF WE GO OUT OF BUSINESS.

         If we go out of business, you and all other common stockholders will be entitled to share in the distribution of assets remaining after payment of all money we owe to others and any priority payment required to be made to our preferred stockholders. Our director, at his discretion, may borrow funds without your prior approval, which potentially further reduces the amount you would receive if we go out of business.

YOU HAVE NO RIGHT TO ACQUIRE SHARES OF STOCK BASED UPON YOUR PERCENTAGE OWNERSHIP OF OUR SHARES WHEN WE SELL MORE SHARES OF OUR STOCK TO OTHER PEOPLE.

         We do not provide our stockholders with preemptive rights to subscribe for or to purchase any additional shares offered by us in the future. The absence of these rights could, upon our sale of additional shares of common or preferred stock, result in a decrease in the percentage ownership that you hold or percentage of total votes you may cast.

Preferred Stock

OUR BOARD OF DIRECTORS CAN ISSUE PREFERRED STOCK AT ANY TIME WITH ANY LEGALLY PERMITTED RIGHTS AND PREFERENCES WITHOUT YOUR APPROVAL.

         Our board of directors, without your approval, is authorized to issue preferred stock. The board of directors can authorize the issuance of different classes of preferred stock, with some or all of the following rights or any other legal rights the board thinks are appropriate, such as:

         o    Voting
         o    Dividend
         o    Required or optional repurchase by us
         o    Conversion into common stock, with or without additional payment
         o Payments preferred stockholders will receive before common stockholders if we go out of business

         The issuance of preferred stock could provide us with flexibility for possible acquisitions and other corporate purposes, but it also could render your vote meaningless because preferred stockholders could own shares with a majority of the votes required on any issue. Someone interested in buying our company may not follow through with their plans because they could find it more difficult to acquire, or be discouraged from acquiring, a majority of our outstanding stock because we issue preferred stock.

Transfer Agent and Registrar

         The transfer agent for our common stock is Signature Stock Transfer in Addison, Texas.

Penny Stock Status

         The application of "penny stock regulations" could adversely affect the market price of our common stock The SEC has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Consequently, our shares may be subject to penny stock rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and must receive the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer must also disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. As a result, the "penny stock rules" may restrict the ability of our broker-dealer to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market. The foregoing required penny stock restrictions will not apply to our securities if such securities maintain a market price of $5.00 or greater. We can give no assurance that the price of our securities will reach or maintain such a level.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Of the shares outstanding after the offering, the 150,000 shares sold in this offering will have been registered with the SEC and can be freely resold, except if they are acquired by our director, executive officer or other persons or entities that he controls or who control him. Our director, executive officer, and persons or entities that he controls or who control him will not be able to sell shares of stock unless they are registered.

         In addition, Rule 144 provides that directors, executive officers, and persons or entities that they control or who control them may sell shares of common stock in any three-month period in a limited amount. However, the SEC has taken the position that resales cannot be made pursuant to Rule 144 for blank check companies. Therefore, the 190,000 outstanding shares currently held by directors, executive officers, shareholders and their affiliates cannot be sold pursuant to Rule 144, but must be registered.

                                  UNDERWRITING


         Subject to the terms and conditions of the underwriting agreement, the form of which is filed as an exhibit to the registration statement filed with the Commission of which this prospectus is a part, Galleon Merchant Banking, Inc. has agreed to place as our agents, on a best efforts basis, an aggregate 150,000 shares of our common stock. We will pay commissions on sales made by our underwriter of $0.081 per share, plus expenses of $0.027 per share. Such expenses shall include reasonable legal, Blue Sky, disbursements and mailing fees incurred by the underwriter related to the offering.

         The underwriters propose to offer the Common Stock to the public at the initial public offering price set forth on the cover page of this prospectus. The underwriters or such dealers may re-allow a portion of their commission to certain other dealers not to exceed $0.081 per share.


         Prior to this offering, there has been no public market for our common stock. The offering price of our common stock was determined by negotiation between us and Galleon Merchant Banking, Inc. and is not necessarily related to our asset value, net worth, results of operations or other established criteria of value. There can, however, be no assurance that the prices at which the common stock will sell in the public market after this offering will not be lower than the price at which it is sold in the offering by the underwriters.

         We have agreed to indemnify and hold harmless Galleon Merchant Banking, Inc. from and against any and all loses, claims, damages, expenses or liabilities, joint or several, to which they become subject under the Securities Act of 1933 or under any other statute or at common law or otherwise, and barring certain exceptions as detailed in the underwriting agreement, shall reimburse Galleon Merchant Banking, Inc. for any legal or other expenses reasonably incurred by them in connection with investigating or defending any actions arising out of or based on any untrue statement of a material fact contained in this prospectus. rising out of certain liabilities that may be incurred in connection with the Offering, including liabilities that may arise under the Securities Act.


         Wachovia Bank, National Association shall act as our escrow agent to receive the proceeds of the offering.


                              PLAN OF DISTRIBUTION

         We offer the right to subscribe for 150,000 shares at $.90 per share. This offering is a best efforts offering and will be sold on a first come, first served basis.

         Our underwriter, Galleon Merchant Banking, Inc., plans to distribute prospectuses related to this offering. Our underwriter will not disseminate prospectuses prior to the offering being declared effective. We estimate approximately 100 to 200 prospectuses shall be distributed in such a manner. Our underwriter intends to distribute prospectus to acquaintances, friends and business associates of principals and employees of its firm.

         Galleon Merchant Banking, Inc. plans to offer and sell shares in the state of New York only pursuant to a registration statement filed in such state.

Arbitrary Determination of Offering Price

         The initial offering price of $.90 per share has been arbitrarily determined by us and the underwriter, and bears no relationship whatsoever to our assets, earnings, book value or any other objective standard of value. Among the factors considered by us were:

         o    The lack of operating history
         o    The proceeds to be raised by the offering
         o The amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders
         o    The current market conditions in the over-the-counter market

Possible Lack of Market for Your Shares

                 Under Rule 419, all securities purchased in an offering by a blank check company, as well as securities issued for an offering to underwriters, promoters or others as compensation or otherwise, must be placed in the Rule 419 escrow account. These securities will not be released from escrow until the closing of a merger or acquisition as provided for in Rule 419. There is no present market for our common stock and there may not be any active and liquid public trading market developing following the release of securities from the Rule 419 account. Thus, shareholders may find it difficult to sell their shares. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to request or encourage any broker dealer to act as a market maker for our common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and market maker regarding the participation of any such market maker in the future trading market, if any, for our common stock. Our present management has no intention of seeking a market maker for our common stock at any time prior to the reconfirmation offer to be conducted prior to the closing of a business combination. Our management after the closing of a business combination may employ consultants or advisors to obtain such market makers. Our sole director and officer expects that discussions in this area will ultimately be initiated by the management in control of the entity after a business combination is reconfirmed by the stockholders.

Method of Subscribing

         Persons may subscribe by filling in and signing the subscription agreement and delivering it and the subscription price, prior to the expiration date, to the escrow agent, Wachovia Bank, National Association. The subscription price of $.90 per share must be paid by check, bank draft or postal express money order payable in United States dollars to the order of Buyenergy Corporation Escrow Account. A separate escrow account is being maintained for our benefit by Wachovia Bank, National Association pursuant to Rule 419(b)(1)(i)(A) of Regulation C entitled Buyenergy Corporation Escrow Account.

                                   MANAGEMENT

         The following and subsequent discussion sets forth information about our directors and executive officers, who will serve in the same capacity with us upon completion of the offering, but will resign upon the closing of the merger.

         Name                   Age          Title
         ----                   ---          -----
         Michael J. Pilgrim     48           President, Secretary, and Director

         MICHAEL J. PILGRIM is our President, Secretary and Director and our only director or officer. Presently and since 1998, Mr. Pilgrim serves as Vice President of Finance and as a member of the Board of Directors for Washita Energy, Inc., an oil and gas exploration and production company. In addition, Mr. Pilgrim currently and since March 2000 serves as President of Arrowhead Oil & Gas LLC., an oil and gas exploration and production company. From December 1994 to May 2001, Mr. Pilgrim served as President and CEO of Royal Financial Corporation, a real estate finance company. Mr. Pilgrim previously worked for Koch Industries, Inc., a large private energy concern in their Corporate Finance department in the late 1970s and later became President of Petroleum Data Services, Inc. in the early 1980s.

         Our By-laws provide that each of our directors hold office until the next annual meeting of shareholders and the election of their successor. Our sole director receives no compensation for serving on the board other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board and serve at their discretion.

         We presently do not have a written employment agreement with Mr. Pilgrim. Mr. Pilgrim does not and will not receive a salary. In addition, Mr. Pilgrim will resign as our president, secretary and director upon the acquisition or merger with a suitable acquisition candidate.

Executive Compensation

         The following table sets forth all compensation which will be awarded to, earned by, or paid for services rendered to us in all capacities during the fiscal year ended December 31, 2001, by our sole officer and director.

                           SUMMARY COMPENSATION TABLE
                          LONG-TERM COMPENSATION AWARDS

Name and Principal Position      Annual Compensation - 2001  Number of Shares
---------------------------      --------------------------  Underlying
                                 Salary ($)  Bonus ($)       Options (#)
                                 ----------  ---------       -------------------
Michael Pilgrim                     NONE       NONE           NONE ISSUED
President, Secretary and Director

         Except as described above, we will not pay any of the following types of compensation or other financial benefit to our management or current stockholders:

         o    Consulting Fees
         o    Finders' Fees
         o Sales of insiders' stock positions in whole or in part to the private company, the blank check company and/or principals thereof

         o Any other methods of payments by which management or current shareholders receive funds, stock, other assets or anything of value whether tangible or intangible.


         Management is not aware of any circumstances under which this policy, through their own initiative, may be changed.


Blank Check Companies

         Our sole officer and director does not serve in any capacity and has never been involved with any other blank check offering.

Management Involvement

         We have conducted no business as of yet. Mr. Michael J. Pilgrim will be the primary person involved in locating an acquisition candidate by speaking to business associates and acquaintances and searching the New York Times, the Wall Street Journal, other business publications and the internet for acquisition candidates.

Management Control

         Our sole director and officer has stated that he will not divest himself of ownership and control of us prior to the closing of an acquisition or merger transaction and he is not aware of any circumstances under which such policy through his own initiative may be changed.

Statement Concerning Indemnification

         Nevada corporation law provisions allow our directors in making decisions to consider any factors as they deem relevant, including our long-term prospects and interests and the social, economic, legal or other effects of any proposed action on the employees, suppliers or our customers, the community in which we operate and the economy. Nevada law limits our director's liability.

         We have agreed to indemnify our directors, meaning that we will pay for damages they incur for properly acting as director. The SEC believes that this indemnification may not be given for violations of the Securities Act that governs the distribution of our securities.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant under the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Securities Act and is therefore, unenforceable.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth information as of the date of this prospectus with respect to (1) each person or entity known to the us to be a beneficial owner of more than five (5%) percent of our voting common stock; (2) each director and named executive officer; and (3) all directors and executive officers as a group. The persons named below have sole voting and investment power with respect to their shares.

                    Name and Address                   Amount        Percent of
Title of class      Of Beneficial Owner                of Shares     Class
--------------      -------------------                ---------     -----
Common Stock        Michael J. Pilgrim                  100,000        53%
                    5633 Strand Blvd., Suite 313
                    Naples, Florida 34110

Common Stock        Burdin, Ken                          10,000       5.2%
                    8447 Gross Point Road
                    Skokie, IL 60077

Common Stock        Headington, Dennis                   10,000       5.2%
                    1 Village Drive
                    Litz, PA 17543

Common Stock        Jacobs, Eugene                       10,000       5.2%
                    1601 Brown Deer Lane
                    Stevens Point, WI 54481

Common Stock        Krochak, Ron and Elizabeth           10,000       5.2%
                    780 John Anderson Drive
                    Ormond Beach, FL 32176

Common Stock        Langer, Milton                       10,000       5.2%
                    7343 Lyons
                    Morton Grove, IL 60053

Common Stock        Lee, Ken                             10,000       5.2%
                    1215 Lansdowne Drive, #417
                    Coquitlam, BC

Common Stock        Romer, Richard                       10,000       5.2%
                    1026 Lamplighter Road
                    Niskayuna, NY 12309

Common Stock        Wright, Alan                         10,000       5.2%
                    2100 Valkyrie Dr. NW #111
                    Rochester, MN 55901

Common Stock        All directors and                   100,000        53%
                    Officers as a group
                    (1) person

         Mr. Pilgrim may be deemed our promoter, as that term is defined under the Securities Act.

                              CERTAIN TRANSACTIONS

         The following table sets forth information regarding all securities sold by us since our inception on July 11, 2001.

-----------------------------------------------------------------------------------------------------------
Class of Purchasers      Date of Sale     Title of Securities    Number of        Aggregate Purchase
                                                                 Securities       Price And Form of
                                                                                  Consideration
-----------------------------------------------------------------------------------------------------------
Rule 4(2)                  7/12/01          Common Stock           100,000        Issued in repayment
                                                                                  of $10,000 paid by
                                                                                  our officer and
                                                                                  director for legal
                                                                                  expenses.
-----------------------------------------------------------------------------------------------------------
Reg. D 506 Accredited      10/10/2001       Common Stock           90,000            $9,000 Cash
Investors
-----------------------------------------------------------------------------------------------------------

         All sales were made in reliance on Rule 506 of Regulation D and Section 4(2) of the Securities Act. These sales were made without general solicitation or advertising. Each purchaser was an accredited investor with access to all relevant information necessary to evaluate the investment and represented to the Registrant that the shares were being acquired for investment.

                      WHERE CAN YOU FIND MORE INFORMATION?

         We have not previously been required to comply with the reporting requirements of the Exchange Act. We have filed a registration statement with the SEC on Form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov. You can also call or write us at any time with any questions you may have. We'd be pleased to speak with you about any aspect of our business and this offering.

                           MARKET FOR OUR COMMON STOCK

         Prior to the date hereof, there has been no trading market for our common stock. Under the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of this prospectus or while the common stock under this offering is maintained in escrow. The common stock under this offering will remain in escrow until our closing of a business combination under the requirements of Rule 419. There are currently 11 holders of our outstanding common stock. The outstanding common stock was sold in reliance upon an exemption from registration contained in Rule 506 of Regulation D and Section 4(2) of the Securities Act. There can be no assurance that a trading market will develop upon the closing of a business combination and the subsequent release of the common stock and other escrowed shares from escrow. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to retain or encourage any broker dealer to act as a market maker for our common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our common stock.

         Present management does not anticipate that any such negotiations, discussions or understandings shall take place prior to the execution of an acquisition agreement. Management expects that discussions in this area will ultimately be initiated by the party or parties controlling the entity or assets which we may acquire. Such party or parties may employ consultants or advisors to obtain such market maker, but our management has no intention of doing so at the present time.

         There are no outstanding options or warrants to purchase, or securities convertible into, our common equity. The 190,000 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act. Generally, Rule 144 provides that director, executive officer, and persons or entities that they control or who control them may sell shares of common stock in any three-month period in a limited amount. However, the SEC has taken the position that resales cannot be made pursuant to Rule 144 blank check companies. Therefore, the 100,000 outstanding shares held by directors, executive officers, shareholders and their affiliates cannot be sold pursuant to Rule 144, but must be registered.

                                 DIVIDEND POLICY

        We have never paid dividends on our common stock and we do not anticipate paying cash dividends on our common stock in the foreseeable future. We intend to retain our future earnings, if any, to finance the growth of our business. The payment of future cash dividends on our common stock will depend on such factors as earnings levels, anticipated capital requirements, our operating and financial condition and other factors deemed relevant by our board of directors.

                             REPORTS TO STOCKHOLDERS

         We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. Our fiscal year ends on December 31.

                                LEGAL PROCEEDINGS

         We are not a party to or aware of any pending or threatened lawsuits or other legal actions.

                                  LEGAL MATTERS

         The validity of the shares offered under this prospectus is being passed upon for us by Shustak Jalil and Heller, New York, New York.

                                     EXPERTS

         Our audited financial statements as of December 31, 2001 and March 31, 2002 and for the periods then ended, included in this prospectus and in the registration statement, have been so included in reliance upon the reports of William C. Spore, P.C., independent certified public accountants, included in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

         Neither our counsel nor our accountants has been hired on a contingency basis. Neither will receive any other interest in us.

                          INDEX TO FINANCIAL STATEMENTS


                          AUDITED FINANCIAL STATEMENTS

                      DECEMBER 31, 20001 AND MARCH 31, 2002


                                                                     PAGE
                                                                     ----

Report of Independent Auditors....................................... F-1
Balance Sheets as of  December 31, 2001
    And March 31, 2002............................................... F-2
Statement of Operations for the Periods
    Ended December 31, 2001
    And March 31, 2002............................................... F-3
Statement of Changes in Stockholders' Equity for the Period
    July 11, 2001 (Inception)
    To March 31, 2002................................................ F-4
Statement of Cash Flows for the Periods
    Ended December 31, 2001
    And March 31, 2002............................................... F-5
Notes to Financial Statements........................................ F-6

                             WILLIAM C. SPORE, P.C.

                          Certified Public Accountants
                  3950 Hwy 360, Ste 102, Grapevine, Texas 76051

                                  817-421-6619

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders

Buyenergy Corporation

We have audited the accompanying balance sheets of Buyenergy Corporation (a Development Stage Company) as of March 31, 2002 and December 31, 2001 and the related statements of income, retained earnings, changes in stockholders' equity and cash flows for the period January 1, 2002 to March 31, 2002, the period July 11, 2001 (date of inception) to December 31, 2001 and for the period July 11, 2001 (date of inception) to March 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Buyenergy Corporation as of March 31, 2002 and December 31, 2001 and the results of its operations and its cash flows for the period January 1, 2002 to March 31, 2002, the period July 11, 2001 (date of inception) to December 31, 2001 and for the period July 11, 2001 (date of inception) to March 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/ William C. Spore, P.C.

WILLIAM C. SPORE, P.C.
Certified Public Accountants

April 19, 2002

                              BUYENERGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS


                                                         MARCH 31,  DECEMBER 31,
                                                            2002       2001

                                     ASSETS

Cash                                                     $    131     $  3,909
                                                         --------     --------

   TOTAL ASSETS                                          $    131     $  3,909
                                                         ========     ========


                       LIABILITIES & STOCKHOLDERS' EQUITY


   CURRENT LIABILITIES
Stockholder Loans                                       $  8,150          $--
                                                        --------     --------
   STOCKHOLDERS' EQUITY

Common Stock (50,000,000 shares authorized, 190,000
  shares issued & outstanding, $.001 par value)              190          190
Additional Paid In Capital                                18,810       18,810
Loss Accumulated during the Development Stage            (27,019)     (15,091)
                                                        --------     --------

   TOTAL STOCKHOLDERS' EQUITY                             (8,019)       3,909
                                                        --------     --------

   TOTAL LIABILITIES & STOCKHOLDERS' EQUITY             $    131     $  3,909
                                                        ========     ========



                     SEE ACCOUNTANT'S REPORT NOTES ATTACHED

                              BUYENERGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS

                FOR THE PERIOD JANUARY 1, 2002 TO MARCH 31, 2002
         FOR THE PERIOD JULY 11, 2001 (INCEPTION) TO DECEMBER 31, 2001
           FOR THE PERIOD JULY 11, 2001 (INCEPTION) TO MARCH 31, 2002


                                  JANUARY 1,  JULY 11, 2001    JULY 11, 2001
                                    2002      (INCEPTION) TO  (INCEPTION) TO
                                 TO MARCH 31,   DECEMBER 31,    MARCH 31,
                                    2002           2001           2002
                                  --------       --------       --------
   REVENUES                       $      0       $      0       $      0
                                  --------       --------       --------

   EXPENSES

Bank Charges                            45            155            200
Filing Fees                            385          2,054          2,439
Office Expense                         676              0            676
Printing                             3,545              0          3,545
Professional Fees-Legal                  0         10,000         10,000
Professional Fees-Accounting           460            400            860
Travel Expenses                      6,817          2,482          9,299
                                                 --------       --------

   TOTAL EXPENSES                   11,928         15,091         27,019
                                  --------       --------       --------

   NET LOSS                       $(11,928)      $(15,091)      $(27,019)
                                  ========       ========       ========

   NET LOSS PER SHARE             $(0.0628)      $(0.0794)      $(0.1422)
                                  ========       ========       ========


                     SEE ACCOUNTANT'S REPORT NOTES ATTACHED

                              BUYENERGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

           FOR THE PERIOD JULY 11, 2001 (INCEPTION) TO MARCH 31, 2002



                                                  PRICE                     ADDITIONAL
                                                   PER              PAR       PAID IN     RETAINED
                                   # SHARES       SHARE            VALUE      CAPITAL     EARNINGS
                                   --------       -----            -----      -------     --------

   BEGINNING BALANCE                     0                    $      0      $      0      $      0

Shares Issued July through
  December 2001                    190,000      $   0.10           190        18,810         --

Net Loss                              --                           --            --        (15,091)
                                   -------                    --------      --------      --------

   BALANCE DECEMBER 31, 2001       190,000                    $    190      $ 18,810      $(15,091)
                                   -------                    --------      --------      --------

Net Loss                              --                          --            --         (11,928)
                                   -------                    --------      --------      --------

   BALANCE MARCH 31, 2002          190,000                    $    190      $ 18,810      $(27,019)
                                   =======                    ========      ========      ========


                             SEE ACCOMPANYING NOTES

                              BUYENERGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                FOR THE PERIOD JANUARY 1, 2002 TO MARCH 31, 2002
          FOR THE PERIOD JULY 11, 2001 (INCEPTION) TO DECEMBER 31, 2002
           FOR THE PERIOD JULY 11, 2001 (INCEPTION) TO MARCH 31, 2002


                                                       JANUARY 1,     JULY 11, 2001   JULY 11, 2001
                                                         2002        (INCEPTION) TO  (INCEPTION) TO
                                                      TO MARCH 31,     DECEMBER 31,       MARCH 31,
                                                         2002             2001             2002
                                                      ------------   --------------  --------------
   CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income (Loss)                                       $(11,928)      $(15,091)       $(27,019)

   Adjustments to reconcile net income to net cash
    provided by operating activities:
Increase in Stockholder Loans                              8,150              0           8,150
Expenses paid by issuance of Capital Stock                     0         10,000          10,000
                                                        --------       --------        --------

   NET CASH USED BY OPERATING ACTIVITIES                  (3,778)        (5,091)         (8,869)
                                                        --------       --------        --------

   CASH FLOWS FROM FINANCING ACTIVITIES:

Capital Contributed                                            0          9,000           9,000
                                                        --------       --------        --------

   NET CASH PROVIDED BY FINANCING ACTIVITIES                   0          9,000           9,000
                                                        --------       --------        --------


   CASH AT BEGINNING OF PERIOD                             3,909              0               0
                                                        --------       --------        --------

   CASH AT END OF PERIOD                                $    131       $  3,909        $    131
                                                        ========       ========        ========


   NON-CASH ACTIVITIES:

During 2001 the Company founder paid legal expenses in the amount of $10,000 on behalf of the Company and he received 100,000 shares of Company Stock at $.10 per share as repayment.


                             SEE ACCOMPANYING NOTES

                              BUYENERGY CORPORATION

                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                 March 31, 2002


NOTE A:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         (1) BUSINESS - BUYENERGY CORPORATION (The Company) was incorporated in the State of Nevada on July 11, 2001. The Company was formed as a "Blank Check" company under S.E.C. Rule 419 with the sole purpose of acquiring or merging with a company in the natural resources industry. The books and records of the Company will be maintained on a calendar year basis.

         (2) USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

         (3) INCOME TAXES - The Company has accumulated losses since its inception and has a net operating loss carryforward of $26,197. This net operating loss will be used to offset future taxable income. The net operating losses begin to expire in the year 2021.


NOTE B:  DEVELOPMENT STAGE OPERATIONS:

The Company was formed on July 11, 2001 and activities since then have been devoted to raising capital, negotiating contracts and administrative functions.

NOTE C:  RELATED PARTIES:

During 2001 one of the founders of the Company paid $10,000 of legal expenses for the Company's benefit. The founder received 100,000 shares (at $.10 per share) of common stock of the Company as repayment.

During 2002 one of the founders of the Company has advanced the Company funds or personally paid Company expenses totaling $8,150. The stockholder has agreed that he will not seek repayment of these loans by the Company out of the proceeds of any public offering of its securities. These stockholder loans will be repaid as other funds become available to the Company and currently do not bear interest.

-----------------------------------------------------------------------------------------------------------




                                                                     ----------------------------
No dealer, salesman or any other person has been authorized
to give any information or to make any representations other          150,000 Shares of Common
than those contained in this Prospectus, and, if given or             Stock to be offered by us
made, such information or representations must not be relied
on as having been authorized by us. This Prospectus does not         ----------------------------
constitute an offer to sell or a solicitation of an offer to buy, by any person in any jurisdiction in which it is
unlawful for such person to make such offer or solicitation.
Neither the delivery of this Prospectus nor any offer,
solicitation or sale made hereunder, shall under any
circumstances create an implication that the information
herein is correct as of any time subsequent to the date of
the Prospectus.





               ------------------------




Until ninety days after the date funds and securities are             ------------------------
released from the escrow account pursuant to Rule 419, all
dealers effecting transactions in the registered securities,                PROSPECTUS
whether or not participating in the distribution thereof,
may be required to deliver a Prospectus. This is in addition
to the obligation of dealers to deliver a Prospectus when                   June , 2002
acting as Underwriters and with respect to their unsold
allotment or subscriptions.                                           ------------------------


-----------------------------------------------------------------------------------------------------------

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

The information required by this Item is incorporated by reference to "Management - Statement Concerning Indemnification" in the Prospectus herein.

Item 25.  Other Expenses of Issuance and Distribution.

                                          Amount to be Paid
                                          -----------------
SEC Registration Fee                        $    536.24
Blue Sky Fees and Expenses                  $    385.00
Legal Fees and Expenses                     $ 10,000.00
Printing and Engraving Expenses             $  5,500.00
Accountants' Fees and Expenses              $  2,500.00
Transfer Agent                              $  1,000.00
Escrow Agent                                $  1,500.00
Underwriting                                $ 16,200.00
                                            -----------
Total                                       $ 37,621.24


The foregoing expenses, except for the SEC fees, are estimated.

Item 26.  Recent Sales of Unregistered Securities.

         The following sets forth information relating to all previous sales of Common Stock by the Registrant which sales were not registered under the Securities Act:

         The following table sets forth information regarding all securities sold by us since our inception on July 12, 2001.

-----------------------------------------------------------------------------------------------------------------
Class of Purchasers        Date of Sale     Title of Securities    Number of Securities    Aggregate Purchase
                                                                                           Price And Form of
                                                                                           Consideration
-----------------------------------------------------------------------------------------------------------------
Rule 4(2)                  7/12/01          Common Stock           100,000                 Issued in repayment
                                                                                           of $10,000 paid by
                                                                                           our officer and
                                                                                           director for legal
                                                                                           expenses.
-----------------------------------------------------------------------------------------------------------------
Reg. D 506 Accredited      10/10/2001       Common Stock           90,000                  $9,000 Cash
Investors
-----------------------------------------------------------------------------------------------------------------

         All sales were made in reliance on Section 4(2) of the Securities Act. These sales were made without general solicitation or advertising. Each purchaser was an accredited investor with Registrant that the shares were being acquired for investment.

Item 27.  Exhibits.

The following exhibits are filed with this Registration Statement:

Number   Exhibit Name
------   ------------
1.1      Underwriting Agreement
1.2      Amendment No. 1 to Underwriting Agreement*
3.1      Articles of Incorporation
3.2      By-Laws
4.1      Specimen Common Stock Certificate
5        Opinion Regarding Legality
23.1     Consent of Expert*
23.2     Consent of Counsel (to be included in Opinion Regarding Legality)
99.1     Form of Subscription Agreement*
99.2 Escrow Agreement in Accordance with Rule 419 under the Securities Act of 1933
*Filed herewith

         All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our Common Stock is contained in our Articles of Incorporation and By-Laws.

Item 28.  Undertakings.

     The undersigned registrant hereby undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended; (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

Subject to the terms and conditions of Section 15(d) of the Exchange Act, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted under authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to director, officer, and controlling persons of the Registrant under its Certificate of Incorporation or provisions of Florida law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Amendment No. 3 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized by power of attorney, in the City of Naples, State of Florida, June 13, 2002.






                                          BUYENERGY CORPORATION


                                          /s/ Michael J. Pilgrim
                                          ---------------------------------
                                          Michael J. Pilgrim
                                          President, Secretary and Director

                                  EXHIBIT INDEX


Number   Exhibit Name
------   ------------
1.1      Underwriting Agreement
1.2      Amendment No. 1 to Underwriting Agreement*
3.1      Articles of Incorporation
3.2      By-Laws
4.1      Specimen Common Stock Certificate
5        Opinion Regarding Legality
23.3     Consent of Expert*
23.4     Consent of Counsel (to be included in Opinion Regarding Legality)
99.1     Form of Subscription Agreement*
99.2 Escrow Agreement in Accordance with Rule 419 under the Securities Act of 1933
*Filed herewith